EXHIBIT 12(a)


                                                       EXHIBIT 12(a)
                                                 FLEET FINANCIAL GROUP, INC.
                                        COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                           TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                               EXCLUDING INTEREST ON DEPOSITS
                                                       (thousands)

                                            ------------  ------------  ------------  ------------  ------------
                                                1995          1994          1993          1992          1991
                                            ------------  ------------  ------------  ------------  ------------
Earnings:
   Income (loss) before income taxes,
      extraordinary credit and cumulative
      effect of change in method of
      accounting charges                    $  1,033,756  $  1,379,639  $  1,094,456  $    617,369  $    (16,375)

Adjustments:
   (a) Fixed Charges:
      (1) Interest on borrowed funds           1,278,598       990,395       751,754       638,430       728,337
      (2) 1/3 of Rent                             49,921        50,597        52,254        49,197        42,524
   (b) Preferred dividends                        62,064        48,859        60,365        65,658        24,220
                                            ------------  ------------  ------------  ------------  ------------
   (c) Adjusted earnings                    $  2,424,339  $  2,469,490  $  1,958,829  $  1,370,654  $    778,706
                                            ============  ============  ============  ============  ============

Fixed charges and preferred dividends       $  1,390,583  $  1,089,851  $    864,373  $    753,285  $    795,081
                                            ============  ============  ============  ============  ============
Adjusted earnings/fixed charges                     1.74x         2.27x         2.27x         1.82x         0.98x  *
                                            ============  ============  ============  ============  ============


                                                INCLUDING INTEREST ON DEPOSITS

                                            ------------  ------------  ------------  ------------  ------------
                                                1995          1994          1993          1992          1991
                                            ------------  ------------  ------------  ------------  ------------
Earnings:
   Income (loss) before income taxes,
      extraordinary credit and cumulative
      effect of change in method of
      accounting charges                    $  1,033,756  $  1,379,639  $  1,094,456  $    617,369  $    (16,375)

Adjustments:
   (a) Fixed Charges:
      (1) Interest on borrowed funds           1,278,598       990,395       751,754       638,430       728,337
      (2) 1/3 of Rent                             49,921        50,597        52,254        49,197        42,524
      (3) Interest on deposits                 1,726,403     1,170,532     1,165,046     1,698,804     2,414,060
   (b) Preferred dividends                        62,064        48,859        60,365        65,658        24,220
                                            ------------  ------------  ------------  ------------  ------------
   (c) Adjusted earnings                    $  4,150,742  $  3,640,022  $  3,123,875  $  3,069,458  $  3,192,766
                                            ============  ============  ============  ============  ============

Fixed charges and preferred dividends       $  3,116,986  $  2,260,383  $  2,029,419  $  2,452,089  $  3,209,141
                                            ============  ============  ============  ============  ============
Adjusted earnings/fixed charges                     1.33x         1.61x         1.54x         1.25x         0.99x *
                                            ============  ============  ============  ============  ============


*Note that adjusted earnings are inadequate to cover fixed charges, the deficiency being $16,375 for both the ratio excluding and including interest on deposits.